FOURTH QUARTER 2018

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

2

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Fourth Quarter and Full Year 2018 Financial and Operating Results
AGOURA HILLS, Calif., Feb. 21, 2019—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2018.
Highlights

•	Total revenues increased 11.3% to $270.3 million for the fourth quarter of 2018 from $242.8 million for the fourth quarter of 2017.

•
Net income attributable to common shareholders totaled $17.6 million, or $0.06 income per diluted share, for the fourth quarter of 2018, compared to a net loss attributable to common shareholders of $22.0 million, or a $0.08 loss per diluted share, for the fourth quarter of 2017.

•
Core Funds from Operations attributable to common share and unit holders for the fourth quarter of 2018 was $98.5 million, or $0.28 per FFO share and unit, compared to $89.4 million, or $0.26 per FFO share and unit, for the same period in 2017, which represents a 7.0% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the fourth quarter of 2018 was $86.9 million, or $0.25 per FFO share and unit, compared to $79.8 million, or $0.23 per FFO share and unit, for the same period in 2017.

•	Core Net Operating Income ("Core NOI") margin on Same-Home properties was 65.6% for the fourth quarter of 2018, compared to 65.5% for the same period in 2017.

•	Core NOI after capital expenditures from Same-Home properties increased by 3.6% year-over-year for the fourth quarter of 2018.

•
Same-Home portfolio Average Occupied Days Percentage increased to 94.8% for the fourth quarter of 2018, compared to 94.0% for the fourth quarter of 2017, while achieving 3.4% growth in Average Monthly Realized Rent per property for the same comparable periods.

•	In November 2018, paid off the $115.0 million exchangeable senior notes (see “Capital Activities and Balance Sheet”).

•	In January 2019, issued $400.0 million of 4.90% unsecured senior notes due 2029 (see “Capital Activities and Balance Sheet”).

“American Homes 4 Rent had a strong finish to 2018, with a 3.6% growth in fourth quarter Core NOI after capital expenditures from Same-Home properties, fueled by an 80 basis point increase in average occupied days percentage and 3.4% growth in average monthly realized rent per property,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We are entering 2019 in a position of strength, with 2018 year-end portfolio occupancy 260 basis points higher than a year ago. Our teams have never been stronger and, coupled with the continued strong demand for single-family rentals, we are ideally positioned for profitable growth in 2019 and to create long-term value for our shareholders.”
Fourth Quarter 2018 Financial Results
Net income attributable to common shareholders totaled $17.6 million, or $0.06 income per diluted share, for the fourth quarter of 2018, compared to a net loss attributable to common shareholders of $22.0 million, or a $0.08 loss per diluted share, for the fourth quarter of 2017. This increase was primarily attributable to higher revenues resulting from a larger number of leased properties and higher rental rates, as well as the redemption of the Series A and Series B participating preferred shares through a conversion into Class A common shares during the fourth quarter of 2017.
Total revenues increased 11.3% to $270.3 million for the fourth quarter of 2018 from $242.8 million for the fourth quarter of 2017. Revenue growth was primarily driven by continued strong acquisition and leasing activity, as our average leased portfolio

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American Homes 4 Rent

Earnings Press Release (continued)

grew to 47,991 homes for the quarter ended December 31, 2018, compared to 46,511 homes for the quarter ended December 31, 2017, as well as higher rental rates.
Core NOI on our total portfolio increased 10.8% to $151.6 million for the fourth quarter of 2018, compared to $136.8 million for the fourth quarter of 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties and higher rental rates.
Core revenues from Same-Home properties increased 4.1% to $172.4 million for the fourth quarter of 2018, compared to $165.6 million for the fourth quarter of 2017. This growth was primarily driven by a 3.4% increase in Average Monthly Realized Rent and an increase in Average Occupied Days Percentage to 94.8% from 94.0%. Core property operating expenses from Same-Home properties increased 4.0% from $57.1 million for the fourth quarter of 2017 to $59.3 million for the fourth quarter of 2018, which was primarily attributable to property tax expense growth and an increase in HOA fees, net.
Core NOI from Same-Home properties increased 4.2% to $113.0 million for the fourth quarter of 2018, compared to $108.5 million for the fourth quarter of 2017. After capital expenditures, Core NOI from Same-Home properties increased 3.6% to $106.5 million for the fourth quarter of 2018, compared to $102.7 million for the fourth quarter of 2017. The increase in Core NOI from Same-Home properties was primarily attributable to an increase in rental revenue driven by higher Average Monthly Realized Rent and Average Occupied Days Percentage during the fourth quarter of 2018. The resulting increase in Core NOI After Capital Expenditures from Same-Home properties was offset, in part, by higher Recurring Capital Expenditures resulting from expansion of our strategic preventative maintenance program.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $98.5 million, or $0.28 per FFO share and unit, for the fourth quarter of 2018, compared to $89.4 million, or $0.26 per FFO share and unit, for the fourth quarter of 2017. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the fourth quarter of 2018 was $86.9 million, or $0.25 per FFO share and unit, compared to $79.8 million, or $0.23 per FFO share and unit, for the fourth quarter of 2017. This improvement was primarily attributable to increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Full Year 2018 Financial Results
Net income attributable to common shareholders totaled $23.5 million, or $0.08 income per diluted share, for the year ended December 31, 2018, compared to a net loss attributable to common shareholders of $22.1 million, or a $0.08 loss per diluted share, for the year ended December 31, 2017. This increase was primarily attributable to higher revenues resulting from a larger number of leased properties and higher rental rates.
Total revenues increased 11.7% to $1.1 billion for the year ended December 31, 2018, from $960.4 million for the year ended December 31, 2017. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 47,735 homes for the year ended December 31, 2018, compared to 45,839 homes for the year ended December 31, 2017, as well as higher rental rates.
Core NOI on our total portfolio increased 9.2% to $580.6 million for the year ended December 31, 2018, compared to $531.7 million for the year ended December 31, 2017. This increase was primarily due to growth in rental income resulting from a larger number of leased properties and higher rental rates.
Core revenues from Same-Home properties increased 3.9% to $683.1 million for the year ended December 31, 2018, compared to $657.5 million for the year ended December 31, 2017. This growth was primarily driven by a 3.6% increase in Average

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American Homes 4 Rent

Earnings Press Release (continued)

Monthly Realized Rent. Core property operating expenses from Same-Home properties increased 5.8% from $229.8 million for the year ended December 31, 2017, to $243.2 million for the year ended December 31, 2018, which was primarily attributable to temporarily elevated turnover costs through April 2018, incurred as part of the Company's initiative to strengthen occupancy.
Core NOI from Same-Home properties increased 2.8% to $439.9 million for the year ended December 31, 2018, compared to $427.7 million for the year ended December 31, 2017. After capital expenditures, Core NOI from Same-Home properties increased 2.7% to $412.4 million for the year ended December 31, 2018, from $401.7 million for the year ended December 31, 2017. The increases in Core NOI from Same-Home properties and Core NOI After Capital Expenditures from Same-Home properties were primarily attributable to increases in rental revenue driven by higher Average Monthly Realized Rent and Average Occupied Days Percentage, during the year ended December 31, 2018, offset by higher R&M, turnover costs and Recurring Capital Expenditures during the year ended December 31, 2018.
Core FFO attributable to common share and unit holders was $371.6 million, or $1.06 per FFO share and unit, for the year ended December 31, 2018, compared to $327.0 million, or $1.02 per FFO share and unit, for the year ended December 31, 2017. Adjusted FFO attributable to common share and unit holders for the year ended December 31, 2018, was $323.1 million, or $0.92 per FFO share and unit, compared to $287.0 million, or $0.90 per FFO share and unit, for the year ended December 31, 2017.
Portfolio
As of December 31, 2018, the Company had a total leased percentage of 94.8%, compared to 95.2% as of September 30, 2018. The leased percentage on Same-Home properties was 96.4% as of December 31, 2018, compared to 96.3% as of September 30, 2018.
Investments
As of December 31, 2018, the Company's total portfolio consisted of 52,783 homes, including 1,945 properties to be disposed, compared to 52,464 homes as of September 30, 2018, including 2,266 properties to be disposed, an increase of 319 homes, which included 479 homes acquired through traditional acquisition channels, 220 newly constructed properties delivered through our AMH Development and National Builder Programs and 380 homes sold.
Capital Activities and Balance Sheet
In November 2018, the Company extinguished the $115.0 million exchangeable senior notes by electing the cash settlement option, which resulted in an aggregate payment of $135.1 million to the holders of the notes based on the exchange value formula as described in the indenture with respect to the notes.
As of December 31, 2018, the Company had cash and cash equivalents of $30.3 million and had total outstanding debt of $2.8 billion, excluding unamortized discounts and unamortized deferred loan costs, with a weighted-average stated interest rate of 4.21% and a weighted-average term to maturity of 13.4 years. The Company had $250.0 million of outstanding borrowings on our $800.0 million revolving credit facility and had $100.0 million of outstanding borrowings on our term loan facility at the end of the year.
In January 2019, the Operating Partnership issued $400.0 million of 4.90% unsecured senior notes with a maturity date of February 15, 2029. Interest on the notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2019. The Operating Partnership received net proceeds of $395.3 million from this offering, after underwriting fees of approximately $2.6 million and a $2.1 million discount, and before estimated offering costs of $1.0 million. The Operating Partnership used the net proceeds from this issuance to repay amounts outstanding on our revolving credit facility

5

American Homes 4 Rent

Earnings Press Release (continued)

and intends to use the remaining net proceeds for general corporate purposes, including, without limitation, acquisition of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of our properties in our portfolio, working capital and other general purposes, including repurchases of securities.
2019 Guidance
Guidance Summary

Full Year 2019
Core FFO attributable to common share and unit holders	$1.06 - $1.14

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth	3.5% - 4.5%
Core NOI After Capital Expenditures growth	2.6% - 3.6%

Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint

Per FFO Share and Unit
2018 Core FFO attributable to common share and unit holders, as reported	$1.06
Change in accounting principle (1)	(0.02)
2018 Pro Forma Core FFO attributable to common share and unit holders	$1.04

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (2)	0.05
General and administrative expense growth	(0.01)
Interest expense and preferred dividends increase	(0.02)
Share count increase	(0.01)

2019 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.10

(1)
Represents impact related to the Company's January 1, 2019 adoption of the new GAAP leasing standard as if adopted on January 1, 2018, and as discussed in the Defined Terms and Non-GAAP reconciliations section.

(2)
Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

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American Homes 4 Rent

Earnings Press Release (continued)

Additional Information
A copy of the Company’s Fourth Quarter 2018 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 22, 2019, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2018, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 8, 2019, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13686527#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2018, we owned 52,783 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that there will be continued strong demand for single-family rentals and we will continue to optimize operations to create long-term shareholder value. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

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American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
Operating Data
Net income (loss) attributable to common shareholders	$17,632	$(21,994)	$23,472	$(22,135)
Core revenues	$232,659	$211,182	$911,150	$827,422
Core NOI	$151,580	$136,775	$580,555	$531,694
Core NOI margin	65.2%	64.8%	63.7%	64.3%
Platform Efficiency Percentage	11.7%	11.7%	12.5%	12.3%
Adjusted EBITDAre after Capex and Leasing Costs	$132,741	$121,197	$502,337	$464,822
Adjusted EBITDAre after Capex and Leasing Costs Margin	56.2%	56.5%	54.2%	55.3%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.14	$0.94	$0.81
Core FFO attributable to common share and unit holders	$0.28	$0.26	$1.06	$1.02
Adjusted FFO attributable to common share and unit holders	$0.25	$0.23	$0.92	$0.90

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,020,597	$7,959,006	$7,899,909	$7,967,387	$8,029,177
Total assets	$9,001,481	$8,971,426	$8,830,448	$8,958,033	$8,608,768
Outstanding borrowings under credit facilities, net	$349,232	$99,176	$99,120	$198,132	$338,023
Total Debt	$2,842,510	$2,712,688	$2,717,867	$2,871,649	$2,517,216
Total Market Capitalization	$10,712,794	$11,299,123	$11,279,968	$10,693,963	$10,975,663
Total Debt to Total Market Capitalization	26.5%	24.0%	24.1%	26.9%	22.9%
Net Debt to Adjusted EBITDAre	5.0 x	4.7 x	5.0 x	5.1 x	4.8 x
NYSE AMH Class A common share closing price	$19.85	$21.89	$22.18	$20.08	$21.84

Portfolio Data - end of period
Leased single-family properties	48,206	47,776	48,020	47,677	46,996
Occupied single-family properties	47,823	47,551	47,758	47,095	46,614
Single-family properties newly acquired and being renovated	308	345	223	503	980
Single-family properties being prepared for re-lease	396	430	332	289	372
Vacant single-family properties available for re-lease	1,459	1,452	1,116	1,221	1,902
Vacant single-family properties available for initial lease	469	195	149	258	679
Total single-family properties, excluding properties to be disposed	50,838	50,198	49,840	49,948	50,929
Single-family properties to be disposed (1)	1,945	2,266	2,209	1,892	310
Total single-family properties	52,783	52,464	52,049	51,840	51,239
Total leased percentage (2)	94.8%	95.2%	96.3%	95.5%	92.3%
Total Average Occupied Days Percentage	94.0%	94.3%	94.8%	91.4%	90.8%
Same-Home leased percentage (38,054 properties)	96.4%	96.3%	97.1%	97.2%	95.8%
Same-Home Average Occupied Days Percentage (38,054 properties)	94.8%	95.2%	95.4%	94.7%	94.0%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share (3)	$0.44	$—	$—	$—	$—

(1)
The Company’s disposition program is comprised of properties classified as held for sale and properties identified for future sale. As of December 31, 2018, all 1,945 properties identified as part of our disposition program were classified as held for sale.

(2)	Leased percentage is calculated based on total single-family properties, excluding properties to be disposed.

(3)	Series H perpetual preferred shares offering close date and initial dividend start date was September 19, 2018, with an initial dividend declared in the fourth quarter of 2018.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$232,378	$210,778	$908,936	$824,023
Fees from single-family properties	2,648	2,590	10,946	10,727
Tenant charge-backs	33,917	28,232	146,793	120,081
Other	1,373	1,201	6,180	5,568
Total revenues	270,316	242,801	1,072,855	960,399

Expenses:
Property operating expenses	99,475	87,871	412,905	355,074
Property management expenses	18,105	17,345	74,573	69,712
General and administrative expense	8,402	7,986	36,575	34,732
Interest expense	30,691	25,747	122,900	112,620
Acquisition fees and costs expensed	1,538	809	5,225	4,623
Depreciation and amortization	81,123	75,831	318,685	297,290
Hurricane-related charges, net	—	(2,173)	—	7,963
Other	3,745	803	7,265	5,005
Total expenses	243,079	214,219	978,128	887,019

Gain on sale of single-family properties and other, net	7,497	451	17,946	6,826
Loss on early extinguishment of debt	—	—	(1,447)	(6,555)
Remeasurement of participating preferred shares	—	1,500	1,212	2,841

Net income	34,734	30,533	112,438	76,492

Noncontrolling interest	3,320	(4,485)	4,165	(4,507)
Dividends on preferred shares	13,782	14,596	52,586	60,718
Redemption of participating preferred shares	—	42,416	32,215	42,416

Net income (loss) attributable to common shareholders	$17,632	$(21,994)	$23,472	$(22,135)

Weighted-average shares outstanding:
Basic	296,559,183	286,469,724	293,640,500	264,254,718
Diluted	297,067,211	286,469,724	294,268,330	264,254,718

Net income (loss) attributable to common shareholders per share:
Basic	$0.06	$(0.08)	$0.08	$(0.08)
Diluted	$0.06	$(0.08)	$0.08	$(0.08)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$17,632	$(21,994)	$23,472	$(22,135)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,320	(4,618)	4,424	(4,648)
Net (gain) loss on sale / impairment of single-family properties and other	(4,435)	443	(12,088)	(2,146)
Depreciation and amortization	81,123	75,831	318,685	297,290
Less: depreciation and amortization of non-real estate assets	(1,890)	(1,797)	(7,352)	(7,847)
FFO attributable to common share and unit holders	$95,750	$47,865	$327,141	$260,514
Adjustments:
Acquisition fees and costs expensed	1,538	809	5,225	4,623
Noncash share-based compensation - general and administrative	466	646	2,075	2,563
Noncash share-based compensation - property management	217	391	1,358	1,649
Noncash interest expense related to acquired debt	493	925	3,303	3,549
Hurricane-related charges, net	—	(2,173)	—	7,963
Loss on early extinguishment of debt	—	—	1,447	6,555
Remeasurement of participating preferred shares	—	(1,500)	(1,212)	(2,841)
Redemption of participating preferred shares	—	42,416	32,215	42,416
Core FFO attributable to common share and unit holders	$98,464	$89,379	$371,552	$326,991
Recurring capital expenditures (1)	(8,546)	(7,501)	(35,888)	(32,556)
Leasing costs	(3,047)	(2,029)	(12,603)	(7,390)
Adjusted FFO attributable to common share and unit holders	$86,871	$79,849	$323,061	$287,045

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.14	$0.94	$0.81
Core FFO attributable to common share and unit holders	$0.28	$0.26	$1.06	$1.02
Adjusted FFO attributable to common share and unit holders	$0.25	$0.23	$0.92	$0.90

Weighted-average FFO shares and units:
Common shares outstanding	296,559,183	286,469,724	293,640,500	264,254,718
Share-based compensation plan (2)	508,028	696,037	627,830	735,415
Operating partnership units	55,349,791	55,353,391	55,350,062	55,498,488
Total weighted-average FFO shares and units	352,417,002	342,519,152	349,618,392	320,488,621

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, comprised of properties classified as held for sale and properties identified for future sale.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
Rents from single-family properties	$232,378	$210,778	$908,936	$824,023
Fees from single-family properties	2,648	2,590	10,946	10,727
Bad debt expense	(2,367)	(2,186)	(8,732)	(7,328)
Core revenues	232,659	211,182	911,150	827,422

Property tax expense	40,941	37,602	160,649	147,654
HOA fees, net (1)	5,453	4,425	20,073	16,656
R&M and turnover costs, net (1)	16,016	14,645	73,398	60,593
Insurance	2,202	2,071	8,368	7,916
Property management expenses, net (2)	16,467	15,664	68,107	62,909
Core property operating expenses	81,079	74,407	330,595	295,728

Core NOI	$151,580	$136,775	$580,555	$531,694
Core NOI margin	65.2%	64.8%	63.7%	64.3%

	For the Three Months Ended Dec 31, 2018
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Non-Stabilized Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	38,054	9,245	2,102	49,401	3,382	52,783

Rents from single-family properties	$172,155	$42,462	$8,771	$223,388	$8,990	$232,378
Fees from single-family properties	1,898	450	126	2,474	174	2,648
Bad debt expense	(1,674)	(470)	(50)	(2,194)	(173)	(2,367)
Core revenues	172,379	42,442	8,847	223,668	8,991	232,659

Property tax expense	30,036	6,507	1,557	38,100	2,841	40,941
HOA fees, net (1)	4,092	768	232	5,092	361	5,453
R&M and turnover costs, net (1)	11,638	2,480	676	14,794	1,222	16,016
Insurance	1,549	435	84	2,068	134	2,202
Property management expenses, net (2)	12,026	2,922	664	15,612	855	16,467
Core property operating expenses	59,341	13,112	3,213	75,666	5,413	81,079

Core NOI	$113,038	$29,330	$5,634	$148,002	$3,578	$151,580
Core NOI margin	65.6%	69.1%	63.7%	66.2%	39.8%	65.2%

(1)	Presented net of tenant charge-backs.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)	Includes 1,437 non-stabilized properties and 1,945 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2018	2017	Change	2018	2017	Change
Number of Same-Home properties	38,054	38,054		38,054	38,054
Leased percentage as of period end	96.4%	95.8%	0.6%	96.4%	95.8%	0.6%
Occupancy percentage as of period end	95.8%	95.0%	0.8%	95.8%	95.0%	0.8%
Average Occupied Days Percentage	94.8%	94.0%	0.8%	95.0%	94.6%	0.4%
Average Monthly Realized Rent per property	$1,591	$1,539	3.4%	$1,571	$1,516	3.6%
Turnover Rate	7.8%	7.8%	—%	37.7%	39.4%	(1.7)%

Core NOI:
Rents from single-family properties	$172,155	$165,243	4.2%	$681,519	$655,034	4.0%
Fees from single-family properties	1,898	1,935	(1.9)%	7,834	8,106	(3.4)%
Bad debt expense	(1,674)	(1,594)	5.0%	(6,258)	(5,615)	11.5%
Core revenues	172,379	165,584	4.1%	683,095	657,525	3.9%

Property tax expense	30,036	28,851	4.1%	118,675	114,587	3.6%
HOA fees, net (1)	4,092	3,335	22.7%	14,607	12,831	13.8%
R&M and turnover costs, net (1) (2)	11,638	11,257	3.4%	53,507	46,828	14.3%
Insurance	1,549	1,551	(0.1)%	6,109	6,184	(1.2)%
Property management expenses, net (3)	12,026	12,076	(0.4)%	50,311	49,375	1.9%
Core property operating expenses	59,341	57,070	4.0%	243,209	229,805	5.8%

Core NOI	$113,038	$108,514	4.2%	$439,886	$427,720	2.8%
Core NOI margin	65.6%	65.5%		64.4%	65.0%

Recurring Capital Expenditures	6,582	5,772	14.0%	27,506	26,052	5.6%
Core NOI After Capital Expenditures	$106,456	$102,742	3.6%	$412,380	$401,668	2.7%

Property Enhancing Capex
Resilient flooring program	$2,819	$1,497		$9,683	$3,078

Per property:
Average Recurring Capital Expenditures	$173	$152	14.0%	$723	$685	5.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$480	$447	7.4%	$2,129	$1,915	11.2%

(1)	Presented net of tenant charge-backs.

(2)
For the fourth quarter of 2018, includes repair costs of $0.2 million related to Hurricane Michael. For the full year 2018, includes a total of $0.5 million of repair costs related to Hurricane Michael and Hurricane Florence.

(3)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Core NOI:
Rents from single-family properties	$172,155	$171,550	$170,136	$167,678	$165,243
Fees from single-family properties	1,898	2,005	1,980	1,951	1,935
Bad debt expense	(1,674)	(1,938)	(1,166)	(1,480)	(1,594)
Core revenues	172,379	171,617	170,950	168,149	165,584

Property tax expense	30,036	29,946	29,548	29,145	28,851
HOA fees, net (1)	4,092	3,732	3,490	3,293	3,335
R&M and turnover costs, net (1) (2)	11,638	14,829	13,780	13,260	11,257
Insurance	1,549	1,555	1,506	1,499	1,551
Property management expenses, net (3)	12,026	12,623	12,555	13,107	12,076
Core property operating expenses	59,341	62,685	60,879	60,304	57,070

Core NOI	$113,038	$108,932	$110,071	$107,845	$108,514
Core NOI margin	65.6%	63.5%	64.4%	64.1%	65.5%

Recurring Capital Expenditures	6,582	8,857	6,422	5,645	5,772
Core NOI After Capital Expenditures	$106,456	$100,075	$103,649	$102,200	$102,742

Property Enhancing Capex
Resilient flooring program	$2,819	$3,146	$2,418	$1,300	$1,497

Per property:
Average Recurring Capital Expenditures	$173	$233	$169	$148	$152
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$480	$622	$531	$496	$447

(1)	Presented net of tenant charge-backs.

(2)	Includes repair costs related to Hurricanes Florence and Michael that totaled $0.3 million and $0.2 million in the third and fourth quarters of 2018, respectively.

(3)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Metrics

Average Occupied Days Percentage

	For the Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Dallas-Fort Worth, TX	94.1%	94.1%	95.3%	94.5%	93.3%
Atlanta, GA	95.5%	95.8%	96.1%	95.1%	95.6%
Indianapolis, IN	93.5%	94.2%	94.9%	94.3%	94.3%
Charlotte, NC	94.5%	95.0%	94.4%	93.5%	92.5%
Houston, TX	93.9%	94.3%	95.1%	94.7%	93.6%
Cincinnati, OH	95.2%	95.0%	95.0%	94.5%	94.0%
Greater Chicago area, IL and IN	95.6%	96.1%	96.3%	96.6%	94.9%
Phoenix, AZ	96.4%	96.2%	97.0%	96.5%	95.1%
Nashville, TN	92.7%	94.7%	94.5%	92.9%	92.6%
Tampa, FL	94.6%	94.8%	95.0%	94.8%	93.5%
Raleigh, NC	94.8%	95.1%	93.9%	93.6%	93.8%
Jacksonville, FL	95.0%	95.9%	96.7%	95.6%	95.5%
Columbus, OH	96.6%	97.0%	96.0%	93.7%	92.5%
Orlando, FL	95.7%	97.1%	96.3%	96.9%	96.7%
Salt Lake City, UT	93.1%	95.0%	95.1%	95.2%	93.2%
Las Vegas, NV	96.3%	97.2%	97.7%	96.6%	96.3%
San Antonio, TX	93.4%	94.9%	95.0%	94.3%	92.8%
Charleston, SC	94.0%	92.1%	90.8%	92.3%	93.7%
Denver, CO	94.4%	93.9%	96.0%	97.0%	95.2%
Greenville, SC	93.4%	94.1%	91.5%	90.6%	91.1%
All Other (1)	95.5%	95.8%	95.9%	95.0%	94.0%
Total / Average	94.8%	95.2%	95.4%	94.7%	94.0%

Average Monthly Realized Rent per property

	For the Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Dallas-Fort Worth, TX	$1,726	$1,710	$1,690	$1,677	$1,665
Atlanta, GA	1,552	1,539	1,525	1,496	1,483
Indianapolis, IN	1,381	1,379	1,377	1,366	1,357
Charlotte, NC	1,555	1,535	1,526	1,521	1,522
Houston, TX	1,662	1,651	1,622	1,615	1,622
Cincinnati, OH	1,575	1,562	1,548	1,536	1,517
Greater Chicago area, IL and IN	1,837	1,825	1,812	1,787	1,777
Phoenix, AZ	1,362	1,348	1,318	1,299	1,282
Nashville, TN	1,727	1,707	1,699	1,702	1,682
Tampa, FL	1,714	1,713	1,678	1,671	1,667
Raleigh, NC	1,510	1,499	1,492	1,485	1,477
Jacksonville, FL	1,511	1,494	1,475	1,465	1,446
Columbus, OH	1,572	1,561	1,544	1,540	1,526
Orlando, FL	1,655	1,629	1,603	1,578	1,578
Salt Lake City, UT	1,698	1,683	1,667	1,643	1,627
Las Vegas, NV	1,515	1,498	1,488	1,467	1,450
San Antonio, TX	1,514	1,500	1,491	1,482	1,481
Charleston, SC	1,632	1,616	1,607	1,592	1,609
Denver, CO	2,159	2,157	2,134	2,110	2,081
Greenville, SC	1,551	1,519	1,523	1,527	1,523
All Other (1)	1,520	1,509	1,493	1,485	1,467
Total / Average	$1,591	$1,578	$1,562	$1,550	$1,539

(1)	Represents 15 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q18 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,367	$162,396	8.0%	4.6%	0.8%	3.0%
Atlanta, GA	3,030	165,454	8.0%	5.2%	3.7%	4.5%
Indianapolis, IN	2,779	153,580	6.3%	3.7%	(0.3)%	1.5%
Charlotte, NC	2,429	175,717	6.9%	3.3%	(0.6)%	1.6%
Houston, TX	2,123	170,620	4.9%	3.8%	(3.0)%	1.1%
Cincinnati, OH	1,875	173,887	5.0%	4.0%	1.7%	3.0%
Greater Chicago area, IL and IN	1,752	181,240	4.4%	2.7%	1.4%	2.1%
Phoenix, AZ	1,807	164,364	4.4%	6.3%	7.5%	6.8%
Nashville, TN	1,712	206,455	5.7%	4.4%	(2.7)%	1.3%
Tampa, FL	1,585	188,476	3.9%	3.8%	0.6%	2.4%
Raleigh, NC	1,586	180,005	4.3%	3.6%	0.8%	2.4%
Jacksonville, FL	1,580	154,100	3.8%	3.6%	2.7%	3.2%
Columbus, OH	1,429	155,950	3.9%	4.6%	2.6%	3.9%
Orlando, FL	1,239	170,217	3.1%	5.5%	4.4%	5.0%
Salt Lake City, UT	1,045	221,603	3.5%	4.7%	3.7%	4.2%
Las Vegas, NV	970	176,544	2.7%	5.3%	3.7%	4.8%
San Antonio, TX	873	155,980	1.9%	3.7%	(0.6)%	2.1%
Charleston, SC	667	180,254	1.8%	3.5%	0.2%	1.7%
Denver, CO	650	275,567	2.7%	4.1%	2.2%	3.3%
Greenville, SC	633	172,642	1.6%	5.0%	0.2%	2.7%
All Other (2)	4,923	170,746	13.2%	4.4%	2.6%	3.6%
Total / Average	38,054	$173,639	100.0%	4.3%	1.4%	3.0%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	4Q18 QTD	4Q17 QTD	Change	4Q18 QTD	4Q17 QTD	Change
Dallas-Fort Worth, TX	94.1%	93.3%	0.8%	$1,726	$1,665	3.7%
Atlanta, GA	95.5%	95.6%	(0.1)%	1,552	1,483	4.7%
Indianapolis, IN	93.5%	94.3%	(0.8)%	1,381	1,357	1.8%
Charlotte, NC	94.5%	92.5%	2.0%	1,555	1,522	2.2%
Houston, TX	93.9%	93.6%	0.3%	1,662	1,622	2.5%
Cincinnati, OH	95.2%	94.0%	1.2%	1,575	1,517	3.8%
Greater Chicago area, IL and IN	95.6%	94.9%	0.7%	1,837	1,777	3.4%
Phoenix, AZ	96.4%	95.1%	1.3%	1,362	1,282	6.2%
Nashville, TN	92.7%	92.6%	0.1%	1,727	1,682	2.7%
Tampa, FL	94.6%	93.5%	1.1%	1,714	1,667	2.8%
Raleigh, NC	94.8%	93.8%	1.0%	1,510	1,477	2.2%
Jacksonville, FL	95.0%	95.5%	(0.5)%	1,511	1,446	4.5%
Columbus, OH	96.6%	92.5%	4.1%	1,572	1,526	3.0%
Orlando, FL	95.7%	96.7%	(1.0)%	1,655	1,578	4.9%
Salt Lake City, UT	93.1%	93.2%	(0.1)%	1,698	1,627	4.4%
Las Vegas, NV	96.3%	96.3%	—%	1,515	1,450	4.5%
San Antonio, TX	93.4%	92.8%	0.6%	1,514	1,481	2.2%
Charleston, SC	94.0%	93.7%	0.3%	1,632	1,609	1.4%
Denver, CO	94.4%	95.2%	(0.8)%	2,159	2,081	3.7%
Greenville, SC	93.4%	91.1%	2.3%	1,551	1,523	1.8%
All Other (2)	95.5%	94.0%	1.5%	1,520	1,467	3.6%
Total / Average	94.8%	94.0%	0.8%	$1,591	$1,539	3.4%

(1)	Reflected for the three months ended December 31, 2018.

(2)	Represents 15 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	Dec 31, 2018	Dec 31, 2017
	(Unaudited)
Assets
Single-family properties:
Land	$1,713,496	$1,665,631
Buildings and improvements	7,483,600	7,303,270
	9,197,096	8,968,901
Less: accumulated depreciation	(1,176,499)	(939,724)
Single-family properties in operation, net	8,020,597	8,029,177
Single-family properties under development and development land	153,651	51,938
Single-family properties held for sale, net	318,327	35,803
Total real estate assets, net	8,492,575	8,116,918
Cash and cash equivalents	30,284	46,156
Restricted cash	144,930	136,667
Rent and other receivables, net	29,027	30,144
Escrow deposits, prepaid expenses and other assets	146,034	119,913
Deferred costs and other intangibles, net	12,686	13,025
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,001,481	$8,608,768

Liabilities
Revolving credit facility	$250,000	$140,000
Term loan facility, net	99,232	198,023
Asset-backed securitizations, net	1,961,511	1,977,308
Unsecured senior notes, net	492,800	—
Exchangeable senior notes, net	—	111,697
Secured note payable	—	48,859
Accounts payable and accrued expenses	219,229	222,867
Amounts payable to affiliates	4,967	4,720
Participating preferred shares derivative liability	—	29,470
Total liabilities	3,027,739	2,732,944

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	2,960	2,861
Class B common shares	6	6
Preferred shares	354	384
Additional paid-in capital	5,732,466	5,600,256
Accumulated deficit	(491,214)	(453,953)
Accumulated other comprehensive income	7,393	75
Total shareholders' equity	5,251,965	5,149,629
Noncontrolling interest	721,777	726,195
Total equity	5,973,742	5,875,824

Total liabilities and equity	$9,001,481	$8,608,768

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Debt Summary and Maturity Schedule as of December 31, 2018
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$250,000	$250,000	8.8%	3.70%	3.5
Term loan facility (3)	—	100,000	100,000	3.5%	3.85%	3.5
Total floating rate debt	—	350,000	350,000	12.3%	3.74%	3.5

Fixed rate debt:
AH4R 2014-SFR2	491,195	—	491,195	17.3%	4.42%	5.8
AH4R 2014-SFR3	506,760	—	506,760	17.8%	4.40%	5.9
AH4R 2015-SFR1	532,197	—	532,197	18.7%	4.14%	26.3
AH4R 2015-SFR2	462,358	—	462,358	16.3%	4.36%	26.8
2028 unsecured senior notes (4)	—	500,000	500,000	17.6%	4.08%	9.1
Total fixed rate debt	1,992,510	500,000	2,492,510	87.7%	4.28%	14.8

Total Debt	$1,992,510	$850,000	$2,842,510	100.0%	4.21%	13.4

Unamortized discounts and loan costs			(38,967)
Total debt per balance sheet			$2,803,543

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
2019	$—	$20,714	$20,714	0.7%
2020	—	20,714	20,714	0.7%
2021	—	20,714	20,714	0.7%
2022	350,000	20,714	370,714	13.0%
2023	—	20,714	20,714	0.7%
2024	—	956,197	956,197	33.6%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
2027	—	10,302	10,302	0.4%
2028	—	510,302	510,302	18.0%
Thereafter	—	891,535	891,535	31.4%
Total	$350,000	$2,492,510	$2,842,510	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of December 31, 2018.

(4)	The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2018	2017	2018	2017
Interest expense per income statement	$30,691	$25,747	$122,900	$112,620
Less: noncash interest expense related to acquired debt	(493)	(925)	(3,303)	(3,549)
Interest expense included in Core FFO attributable to common share and unit holders	30,198	24,822	119,597	109,071
Less: amortization of discounts, loan costs and cash flow hedge	(1,780)	(1,878)	(7,190)	(8,163)
Add: capitalized interest	1,458	2,485	6,671	5,656
Cash interest	$29,876	$25,429	$119,078	$106,564

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Capital Structure and Credit Metrics as of December 31, 2018
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,842,510	26.5%

Total preferred shares		883,750	8.2%

Common equity at market value:
Common shares outstanding	296,649,621
Operating partnership units	55,316,826
Total shares and units	351,966,447
NYSE AMH Class A common share closing price at December 31, 2018	$19.85
Market value of common shares and operating partnership units		6,986,534	65.3%

Total Market Capitalization		$10,712,794	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	5.0 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.8 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	64.8%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual

Ratio of Indebtedness to Total Assets	<	60.0%	28.4%
Ratio of Secured Debt to Total Assets	<	40.0%	19.9%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	820.5%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.58 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual

Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.6%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	19.1%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	15.7%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.88 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	12.97 x

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Top 20 Markets Summary as of December 31, 2018
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,779	9.4%	$175,255	2,154	16.9
Dallas-Fort Worth, TX	4,337	8.5%	164,044	2,118	14.9
Charlotte, NC	3,603	7.1%	189,589	2,086	15.1
Houston, TX	3,095	6.1%	162,605	2,099	13.1
Phoenix, AZ	3,072	6.0%	172,278	1,834	15.3
Indianapolis, IN	2,886	5.7%	152,343	1,933	16.2
Nashville, TN	2,675	5.3%	208,074	2,115	14.4
Jacksonville, FL	2,141	4.2%	171,122	1,939	14.2
Tampa, FL	2,141	4.2%	194,786	1,949	14.6
Raleigh, NC	2,049	4.0%	182,569	1,874	14.1
Cincinnati, OH	1,983	3.9%	173,999	1,853	16.5
Columbus, OH	2,007	3.9%	169,638	1,869	17.1
Greater Chicago area, IL and IN	1,772	3.5%	181,670	1,870	17.3
Orlando, FL	1,697	3.3%	177,577	1,890	17.5
Salt Lake City, UT	1,337	2.6%	239,735	2,167	17.4
Las Vegas, NV	1,022	2.0%	175,993	1,840	15.9
San Antonio, TX	1,029	2.0%	159,330	2,018	15.1
Charleston, SC	1,012	2.0%	191,992	1,946	12.4
Savannah/Hilton Head, SC	839	1.7%	177,306	1,850	12.0
Winston Salem, NC	815	1.6%	154,136	1,749	14.9
All Other (4)	6,547	13.0%	204,076	1,920	15.0
Total / Average	50,838	100.0%	$180,894	1,984	15.3
Leasing Information (1)

Market	Leased Percentage (2)	Avg. Occupied Days Percentage (3)	Avg. Monthly Realized Rent per property (3)	Avg. Change in Rent for Renewals (3)	Avg. Change in Rent for Re-Leases (3)	Avg. Blended Change in Rent (3)
Atlanta, GA	95.3%	94.6%	$1,552	5.2%	3.7%	4.5%
Dallas-Fort Worth, TX	95.2%	93.4%	1,725	4.6%	0.5%	2.9%
Charlotte, NC	95.1%	94.1%	1,568	3.4%	(0.2)%	1.8%
Houston, TX	93.9%	91.3%	1,621	3.9%	(2.2)%	1.3%
Phoenix, AZ	95.0%	94.7%	1,356	6.3%	7.2%	6.6%
Indianapolis, IN	95.2%	93.4%	1,378	3.8%	(0.2)%	1.5%
Nashville, TN	93.7%	92.9%	1,702	4.5%	(2.2)%	1.8%
Jacksonville, FL	95.6%	94.5%	1,540	3.6%	2.7%	3.2%
Tampa, FL	93.9%	93.1%	1,700	4.0%	0.6%	2.5%
Raleigh, NC	96.3%	94.7%	1,505	3.7%	1.1%	2.6%
Cincinnati, OH	95.7%	95.2%	1,576	4.1%	1.8%	3.0%
Columbus, OH	96.5%	96.6%	1,586	4.6%	2.0%	3.7%
Greater Chicago area, IL and IN	96.2%	95.3%	1,839	2.7%	1.2%	2.0%
Orlando, FL	96.0%	95.3%	1,647	5.6%	4.6%	5.2%
Salt Lake City, UT	93.3%	93.7%	1,710	4.8%	3.6%	4.2%
Las Vegas, NV	97.2%	95.9%	1,509	5.3%	3.8%	4.8%
San Antonio, TX	92.6%	92.4%	1,516	3.8%	(0.8)%	2.1%
Charleston, SC	96.3%	94.6%	1,652	3.7%	0.6%	2.2%
Savannah/Hilton Head, SC	96.2%	94.6%	1,518	3.8%	1.3%	2.6%
Winston Salem, NC	98.8%	95.6%	1,330	4.2%	3.8%	4.0%
All Other (4)	92.3%	93.0%	1,649	4.6%	2.6%	3.7%
Total / Average	94.8%	94.0%	$1,590	4.4%	1.5%	3.2%

(1)	Property and leasing information excludes held for sale properties.

(2)	Reflected as of period end.

(3)	Reflected for the three months ended December 31, 2018.

(4)	Represents 16 markets in 14 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Leasing Performance

	4Q18	3Q18	2Q18	1Q18	4Q17
Average Change in Rent for Renewals	4.4%	4.1%	3.9%	3.9%	4.2%
Average Change in Rent for Re-leases	1.5%	4.3%	6.3%	3.6%	1.6%
Average Blended Change in Rent	3.2%	4.2%	4.9%	3.7%	3.0%

Scheduled Lease Expirations

	MTM	1Q19	2Q19	3Q19	4Q19	Thereafter
Lease expirations	1,861	11,099	13,636	12,052	8,660	898

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”.

	HPA Index (1)									HPA Index Change
	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018
Market
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	156.4	163.0	167.3	67.3%
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	153.7	157.3	160.8	160.0	60.0%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	150.7	155.5	155.9	55.9%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	137.5	141.3	141.1	41.1%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	160.9	164.8	166.8	66.8%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	135.0	142.3	143.6	43.6%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	157.0	161.1	165.9	65.9%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	157.0	163.7	166.1	66.1%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	165.3	171.7	173.1	73.1%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	140.1	143.7	144.2	44.2%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	130.5	133.4	137.6	37.6%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	143.1	149.2	150.4	50.4%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	130.4	134.6	135.3	35.3%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	162.3	168.3	171.6	71.6%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	150.5	158.0	160.1	60.1%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	193.1	201.1	209.8	109.8%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	133.9	134.4	140.1	40.1%
Charleston, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	169.6	170.4	70.4%
Savannah/Hilton Head, SC (3)	100.0	109.4	119.9	137.0	148.0	165.5	162.5	169.6	170.4	70.4%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	121.0	121.0	126.6	26.6%
Average										57.8%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2018. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

(3)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)	Single-Family Properties Sold 4Q18
Market		Number of Properties	Net Proceeds
Oklahoma City, OK	370	19	$2,816
Greater Chicago area, IL and IN	274	22	1,667
Augusta, GA	228	26	4,573
Corpus Christi, TX	220	9	1,665
Central Valley, CA	146	18	4,011
Bay Area, CA	116	1	384
Austin, TX	110	12	1,481
Inland Empire, CA	87	3	958
Dallas-Fort Worth, TX	69	—	—
Houston, TX	61	2	344
Atlanta, GA	48	4	565
Columbia, SC	43	246	36,424
Tampa, FL	29	1	295
Miami, FL	22	—	—
Phoenix, AZ	14	2	368
Nashville, TN	11	1	176
Cincinnati, OH	10	2	344
Columbus, OH	9	2	328
San Antonio, TX	9	1	151
Raleigh, NC	9	2	413
All Other (2)	60	7	1,436
Total	1,945	380	$58,399

(1)	As of December 31, 2018.

(2)	Represents 15 markets in 10 states.

Share Repurchase and ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q17	—	$—	$—	629,532	$14,304	$22.72
2Q17	—	—	—	222,073	5,066	22.81
3Q17	—	—	—	1,181,493	26,855	22.73
4Q17	—	—	—	—	—	—
1Q18	1,804,163	34,933	19.36	—	—	—
2Q18	—	—	—	—	—	—
3Q18	—	—	—	—	—	—
4Q18	—	—	—	—	—	—
Total	1,804,163	$34,933	$19.36	2,033,098	$46,225	$22.74
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

2019 Guidance
Guidance Summary

Full Year 2019
Core FFO attributable to common share and unit holders	$1.06 - $1.14

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth	3.5% - 4.5%
Core NOI After Capital Expenditures growth	2.6% - 3.6%

Reconciliation of Core FFO attributable to common share and unit holders from 2018 to 2019 Guidance Midpoint

Per FFO Share and Unit
2018 Core FFO attributable to common share and unit holders, as reported	$1.06
Change in accounting principle (1)	(0.02)
2018 Pro Forma Core FFO attributable to common share and unit holders	$1.04

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (2)	0.05
General and administrative expense growth	(0.01)
Interest expense and preferred dividends increase	(0.02)
Share count increase	(0.01)

2019 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.10

(1)
Represents impact related to the Company's January 1, 2019 adoption of the new GAAP leasing standard as if adopted on January 1, 2018, and as discussed in the Defined Terms and Non-GAAP reconciliations section.

(2)
Reflects NOI from Non-Same-Home properties including contribution from 2018 and projected 2019 net acquisitions and dispositions. For 2019, we expect to add between $300.0 million and $500.0 million of properties to our portfolio, the timing of which is expected to be more heavily weighted towards the second half of the year.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as rents from single-family properties divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties identified as part of the Company's disposition program, comprised of properties classified as held for sale and properties identified for future sale.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

23

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the quarters and years ended December 31, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
Core revenues
Total revenues	$270,316	$242,801	$1,072,855	$960,399
Tenant charge-backs	(33,917)	(28,232)	(146,793)	(120,081)
Bad debt expense	(2,367)	(2,186)	(8,732)	(7,328)
Other revenues	(1,373)	(1,201)	(6,180)	(5,568)
Core revenues	$232,659	$211,182	$911,150	$827,422

Core property operating expenses
Property operating expenses	$99,475	$87,871	$412,905	$355,074
Property management expenses	18,105	17,345	74,573	69,712
Noncash share-based compensation - property management	(217)	(391)	(1,358)	(1,649)
Expenses reimbursed by tenant charge-backs	(33,917)	(28,232)	(146,793)	(120,081)
Bad debt expense	(2,367)	(2,186)	(8,732)	(7,328)
Core property operating expenses	$81,079	$74,407	$330,595	$295,728

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$34,734	$30,533	$112,438	$76,492
Remeasurement of participating preferred shares	—	(1,500)	(1,212)	(2,841)
Loss on early extinguishment of debt	—	—	1,447	6,555
Hurricane-related charges, net	—	(2,173)	—	7,963
Gain on sale of single-family properties and other, net	(7,497)	(451)	(17,946)	(6,826)
Depreciation and amortization	81,123	75,831	318,685	297,290
Acquisition fees and costs expensed	1,538	809	5,225	4,623
Noncash share-based compensation - property management	217	391	1,358	1,649
Interest expense	30,691	25,747	122,900	112,620
General and administrative expense	8,402	7,986	36,575	34,732
Other expenses	3,745	803	7,265	5,005
Other revenues	(1,373)	(1,201)	(6,180)	(5,568)
Core NOI	151,580	136,775	580,555	531,694
Less: Non-Same-Home Core NOI	38,542	28,261	140,669	103,974
Same-Home Core NOI	113,038	108,514	439,886	427,720
Less: Same-Home recurring capital expenditures	6,582	5,772	27,506	26,052
Same-Home Core NOI After Capital Expenditures	$106,456	$102,742	$412,380	$401,668

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$151,580	$136,775	$580,555	$531,694
Less: Encumbered Core NOI	53,359	51,905	207,248	203,609
Unencumbered Core NOI	$98,221	$84,870	$373,307	$328,085

24

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Core revenues
Total revenues	$270,316	$280,052	$264,483	$258,004	$242,801
Tenant charge-backs	(33,917)	(44,152)	(32,917)	(35,807)	(28,232)
Bad debt expense	(2,367)	(2,749)	(1,616)	(2,000)	(2,186)
Other revenues	(1,373)	(1,865)	(1,601)	(1,341)	(1,201)
Core revenues	$232,659	$231,286	$228,349	$218,856	$211,182

Core property operating expenses
Property operating expenses	$99,475	$113,600	$98,843	$100,987	$87,871
Property management expenses	18,105	18,865	18,616	18,987	17,345
Noncash share-based compensation - property management	(217)	(341)	(423)	(377)	(391)
Expenses reimbursed by tenant charge-backs	(33,917)	(44,152)	(32,917)	(35,807)	(28,232)
Bad debt expense	(2,367)	(2,749)	(1,616)	(2,000)	(2,186)
Core property operating expenses	$81,079	$85,223	$82,503	$81,790	$74,407

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$34,734	$30,281	$25,898	$21,525	$30,533
Remeasurement of participating preferred shares	—	—	—	(1,212)	(1,500)
Loss on early extinguishment of debt	—	—	1,447	—	—
Hurricane-related charges, net	—	—	—	—	(2,173)
Gain on sale of single-family properties and other, net	(7,497)	(4,953)	(3,240)	(2,256)	(451)
Depreciation and amortization	81,123	79,940	78,319	79,303	75,831
Acquisition fees and costs expensed	1,538	1,055	1,321	1,311	809
Noncash share-based compensation - property management	217	341	423	377	391
Interest expense	30,691	30,930	31,978	29,301	25,747
General and administrative expense	8,402	9,265	9,677	9,231	7,986
Other expenses	3,745	1,069	1,624	827	803
Other revenues	(1,373)	(1,865)	(1,601)	(1,341)	(1,201)
Core NOI	151,580	146,063	145,846	137,066	136,775
Less: Non-Same-Home Core NOI	38,542	37,131	35,775	29,221	28,261
Same-Home Core NOI	113,038	108,932	110,071	107,845	108,514
Less: Same-Home recurring capital expenditures	6,582	8,857	6,422	5,645	5,722
Same-Home Core NOI After Capital Expenditures	$106,456	$100,075	$103,649	$102,200	$102,792

25

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2018
Total Debt	$2,842,510
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	3,726,260

Adjusted EBITDAre - TTM	$550,828

Debt and Preferred Shares to Adjusted EBITDAre	6.8 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2018
Interest expense per income statement	$122,900
Less: noncash interest expense related to acquired debt	(3,303)
Less: amortization of discounts, loan costs and cash flow hedge	(7,190)
Add: capitalized interest	6,671
Cash interest	119,078
Dividends on preferred shares	52,586
Fixed charges	171,664

Adjusted EBITDAre	$550,828

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Total Debt	$2,842,510	$2,712,688	$2,717,867	$2,871,649	$2,517,216
Less: cash and cash equivalents	(30,284)	(110,138)	(53,504)	(203,883)	(46,156)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(45,716)	(45,478)	(47,890)	(46,384)	(46,203)
Net debt	$2,740,844	$2,531,406	$2,590,807	$2,595,716	$2,399,191

Adjusted EBITDAre - TTM	$550,828	$537,221	$522,626	$510,430	$504,768

Net Debt to Adjusted EBITDAre	5.0 x	4.7 x	5.0 x	5.1 x	4.8 x

26

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Dec 31, 2018
Unencumbered Core NOI	$98,221
Core NOI	$151,580
Unencumbered Core NOI Percentage	64.8%

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts ("NAREIT") in the September 2017 White Paper by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the quarters and years ended December 31, 2018 and 2017 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2018	2017	2018	2017
Net income	$34,734	$30,533	$112,438	$76,492
Interest expense	30,691	25,747	122,900	112,620
Depreciation and amortization	81,123	75,831	318,685	297,290
EBITDA	$146,548	$132,111	$554,023	$486,402

Net (gain) loss on sale / impairment of single-family properties and other	(4,435)	443	(12,088)	(2,146)
EBITDAre	142,113	132,554	541,935	484,256

Noncash share-based compensation - general and administrative	466	646	2,075	2,563
Noncash share-based compensation - property management	217	391	1,358	1,649
Acquisition fees and costs expensed	1,538	809	5,225	4,623
Hurricane-related charges, net	—	(2,173)	—	7,963
Loss on early extinguishment of debt	—	—	1,447	6,555
Remeasurement of participating preferred shares	—	(1,500)	(1,212)	(2,841)
Adjusted EBITDAre	$144,334	$130,727	$550,828	$504,768

Recurring capital expenditures (1)	(8,546)	(7,501)	(35,888)	(32,556)
Leasing costs	(3,047)	(2,029)	(12,603)	(7,390)
Adjusted EBITDAre after Capex and Leasing Costs	$132,741	$121,197	$502,337	$464,822

Total revenues	270,316	242,801	1,072,855	960,399
Less: tenant charge-backs	(33,917)	(28,232)	(146,793)	(120,081)
Total revenues, net of tenant charge-backs	236,399	214,569	926,062	840,318

Adjusted EBITDAre Margin	61.1%	60.9%	59.5%	60.1%

Adjusted EBITDAre after Capex and Leasing Costs Margin	56.2%	56.5%	54.2%	55.3%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, comprised of properties classified as held for sale and properties identified for future sale.

28

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income or loss, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net income	$112,438	$108,237	$97,053	$86,221	$76,492
Interest expense	122,900	117,956	113,618	110,032	112,620
Depreciation and amortization	318,685	313,393	308,243	302,640	297,290
EBITDA	554,023	539,586	518,914	498,893	486,402

Net (gain) on sale / impairment of single-family properties and other	(12,088)	(7,210)	(3,413)	(2,605)	(2,146)
EBITDAre	541,935	532,376	515,501	496,288	484,256

Noncash share-based compensation - general and administrative	2,075	2,255	2,463	2,640	2,563
Noncash share-based compensation - property management	1,358	1,532	1,608	1,609	1,649
Acquisition fees and costs expensed	5,225	4,496	4,747	4,838	4,623
Hurricane-related charges, net	—	(2,173)	7,963	7,963	7,963
Loss on early extinguishment of debt	1,447	1,447	1,447	6,555	6,555
Remeasurement of participating preferred shares	(1,212)	(2,712)	(11,103)	(9,463)	(2,841)
Adjusted EBITDAre	$550,828	$537,221	$522,626	$510,430	$504,768

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, which is comprised of properties classified as held for sale and properties identified for future sale.

29

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or loss per share or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

30

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Pro forma FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
The following reconciliations of previously reported net income (loss) attributable to common shareholders to FFO / Core FFO / Adjusted FFO attributable to common share and unit holders include 2018 pro forma reclassifications to reflect the new lease accounting standard, ASU 2016-02, adopted by the Company on January 1, 2019, as if it were adopted on January 1, 2018. Change in accounting principle amounts included in the below reconciliation represent the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders, that would be expensed under the new lease accounting standard.

	For the Year Ended	For the Three Months Ended
(amounts in thousands)	Dec 31, 2018	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net income (loss) attributable to common shareholders	23,472	17,632	15,177	(15,151)	5,814
Change in accounting principle	(7,984)	(2,171)	(2,451)	(1,773)	(1,589)
Adjustments:
Noncontrolling interests in the Operating Partnership	4,424	3,320	2,881	(2,902)	1,125
Net (gain) on sale / impairment of single-family properties and other	(12,088)	(4,435)	(4,393)	(1,704)	(1,556)
Depreciation and amortization	318,685	81,123	79,940	78,319	79,303
Less: depreciation and amortization of non-real estate assets	(7,352)	(1,890)	(1,845)	(1,787)	(1,830)
Pro forma FFO attributable to common share and unit holders	$319,157	$93,579	$89,309	$55,002	$81,267
Adjustments:
Acquisition fees and costs expensed	5,225	1,538	1,055	1,321	1,311
Noncash share-based compensation - general and administrative	2,075	466	491	520	598
Noncash share-based compensation - property management	1,358	217	341	423	377
Noncash interest expense related to acquired debt	3,303	493	973	937	900
Loss on early extinguishment of debt	1,447	—	—	1,447	—
Remeasurement of participating preferred shares	(1,212)	—	—	—	(1,212)
Redemption of participating preferred shares	32,215	—	—	32,215	—
Pro forma core FFO attributable to common share and unit holders	$363,568	$96,293	$92,169	$91,865	$83,241
Recurring capital expenditures	(35,888)	(8,546)	(11,467)	(8,489)	(7,386)
Leasing costs	(12,603)	(3,047)	(3,722)	(3,111)	(2,723)
Change in accounting principle	7,984	2,171	2,451	1,773	1,589
Pro forma adjusted FFO attributable to common share and unit holders	$323,061	$86,871	$79,431	$82,038	$74,721

Per FFO share and unit:
Pro forma FFO attributable to common share and unit holders	$0.91	$0.27	$0.25	$0.16	$0.24
Pro forma core FFO attributable to common share and unit holders	$1.04	$0.27	$0.26	$0.26	$0.24
Pro forma adjusted FFO attributable to common share and unit holders	$0.92	$0.25	$0.23	$0.23	$0.22

Weighted-average FFO shares and units:
Common shares outstanding	293,640,500	296,559,183	296,214,509	295,462,572	286,183,429
Share-based compensation plan	627,830	508,028	753,140	587,270	544,434
Operating partnership units	55,350,062	55,349,791	55,350,153	55,350,153	55,350,153
Total weighted-average FFO shares and units	349,618,392	352,417,002	352,317,802	351,399,995	342,078,016

31

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2018	2017	2018	2017
Property management expenses	$18,105	$17,345	$74,573	$69,712
Less: tenant charge-backs	(1,421)	(1,290)	(5,109)	(5,154)
Less: noncash share-based compensation - property management	(217)	(391)	(1,358)	(1,649)
Property management expenses, net	16,467	15,664	68,107	62,909

General and administrative expense	8,402	7,986	36,575	34,732
Less: noncash share-based compensation - general and administrative	(466)	(646)	(2,075)	(2,563)
General and administrative expense, net	7,936	7,340	34,500	32,169

Leasing costs	3,047	2,029	12,603	7,390
Platform costs	$27,450	$25,033	$115,210	$102,468

Rents from single-family properties	$232,378	$210,778	$908,936	$824,023
Fees from single-family properties	2,648	2,590	10,946	10,727
Total portfolio rents and fees	$235,026	$213,368	$919,882	$834,750

Platform Efficiency Percentage	11.7%	11.7%	12.5%	12.3%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding non-stabilized properties and properties identified as part of our disposition program, which is comprised of properties classified as held for sale and properties identified for future sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale, identified for future sale as part of the Company’s disposition program, or has been taken out of service as a result of a casualty loss.

32

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the 2028 Unsecured Senior Notes covenants show the Company's compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company's compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Christopher C. Lau	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie G. Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Bryan Smith
Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
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CO
CA
AZ
NM
TX
OK
WI
IL
IN
OH
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NC
SC
MS
GA
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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Green Street Advisors	GS Global Investment Research
Douglas Harter	Steve Sakwa	John Pawlowski	Andrew Rosivach
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenst.com	andrew.rosivach@gs.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities
Richard Hill	Buck Horne	Andrew Babin	Jeff Donnelly
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	dbabin@rwbaird.com	jeff.donnelly@wellsfargo.com

Zelman & Associates
Dennis McGill
dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.